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                                                                       EXHIBIT 2

                               Feldman Sherb & Cp.
                          Certified Public Accountants

April 5, 2002

Isaac Nussen
American Jewelry Corp.
131 West 35th Street
New York, NY  10001

Dear Mr. Nussen:

This is to confirm that the client-auditor relationship between American Jewelry Corp. (Commission File Number 0-14026) and Feldman Sherb & Co., P.C. has ceased.

Very truly yours,

/s/ Feldman Sherb & Co., P.C.

Feldman Sherb & Co., P.C.


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